UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2006

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, # 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 19, 2006, Trestle Holdings, Inc. (“the Company”) entered into a Third Amendment to Loan and Security Agreement (the “Third Amendment”) with Clarient, Inc., a Delaware corporation (“Clarient”), relating to the Loan and Security Agreement entered into between the Company and Clarient as of February 27, 2006 (the “Loan Agreement”). The Third Amendment replaces the maturity date of the loan made by Clarient to the Company pursuant to the Loan Agreement to the first to occur of (a) an Extraordinary Corporate Transaction, (b) the date of acceleration of the Loan by Clarient following an Event of Default, (c) the Outside Date (as such term is defined in the Asset Purchase Agreement dated as of June 19, 2006, by and among the Company, Trestle Acquisition Corp., Clarient and CLRT Acquisition (the “Asset Purchase Agreement”)) or (d) following termination of the Asset Purchase Agreement under circumstances resulting in any accelerated repayment of the “Bridge Notes” pursuant to Section 10.4 of the Asset Purchase Agreement, the date such accelerated repayment is to be made pursuant to Section 10.4 of the Asset Purchase Agreement.

The foregoing as a summary is qualified in its entirety by reference to the copy of the Third Amendment which is attached to this Form 8-K and is incorporated herein by reference. The Company disclaims any obligation to update any forward-looking information set forth in this Form 8-K.

Item 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION.

On June 19, 2006 the Company entered into a Third Amendment with Clarient as described in Item 1.01.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Third Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: June 23, 2006	By:	/s/ BARRY HALL
___________________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Third Amendment